Exhibit 10.2

Kronos Incorporated

Nonstatutory Stock Option Agreement Granted
Under 2002 Stock Incentive Plan

1.     Grant of Option .

         This agreement evidences the grant by Kronos Incorporated, a Massachusetts corporation (the “Company”), on _____________ (the “Grant Date”) to __________________, an _________ of the Company (the “Participant”), of an option award (an “Option”) to purchase, in whole or in part, on the terms provided herein and in the Company’s 2002 Stock Incentive Plan (the “Plan”), a total of ___ shares (the “Shares”) of common stock, $0.01 par value per share, of the Company (“Common Stock”) at $_____ per Share. Unless earlier terminated pursuant to the terms hereof or the Plan, this Option shall expire on __________ (the “original expiration date”).

         The Board of Directors (the “Board”) intends that the Option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this Option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.     Vesting Schedule.

         This Option will become exercisable (“vest”) as to 25% of the original number of Shares on the first anniversary of the Grant Date and as to an additional 25% of the original number of Shares at the end of each successive twelve-month period following the first anniversary of the Grant Date until the fourth anniversary of the Grant Date, at which time this option shall be fully vested and exercisable.

         The right of exercise shall be cumulative so that to the extent this Option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all shares for which it is vested until the earlier of the original expiration date or the termination of this Option under Section 3 or 4 hereof or under the Plan.

3.     Exercise of Option.

         This Option may be exercised by delivery to the Company of a written notice of exercise signed by the Participant (or other proper person as provided herein or in the Plan) or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) of the Plan for the number of shares for which this Option is exercised. This Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share. Unless otherwise provided herein or in the Plan, this Option may not be exercised unless the Participant, at the time of such exercise, is, and has been at all times since the Grant Date, an employee, director or officer of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code.

4.     Changes in Employment Status.

         (a)      Termination by Death. If the Participant’s employment or service to the Company or it subsidiaries terminates by reason of death, this Option to the extent exercisable immediately prior to date of death may be exercised by the legal representative or legatee of the Participant until the earlier of the second anniversary of the date of death or the original expiration date of this Option.

         (b)     Termination by Reason of Disability. If the Participant’s employment or service to the Company or its subsidiaries terminates by reason of disability, this Option to the extent exercisable on the date of termination may be exercised by the Participant until the earlier of the first anniversary of the date of termination or the original expiration date of this Option.

         (c)     Termination by Reason of Retirement. If the Participant’s employment with the Company or its subsidiaries terminates by reason of retirement, this Option to the extent exercisable on the date of termination may be exercised by the Participant until the earlier of three (3) months from the date of termination or the original expiration date of this Option. Notwithstanding the foregoing, a Participant who is at least sixty (60) years of age and has been in continuous employment with the Company for at least ten (10) years, will be entitled to additional acceleration of vesting and an extended period in which to exercise this Option as provided in Section 6 in the Plan.

         (d)     Termination for Cause. If the Participant’s employment or service to the Company or its subsidiaries is terminated for cause, this Option shall terminate immediately; provided that the Board may, at its sole discretion, allow the exercise of this Option by the Participant to the extent exercisable on the date of termination until the earlier of one month from the date of termination or the original expiration date of this Option.

         (e)     Leave of Absence. If the Participant’s employment is interrupted by reason if a leave of absence, whether paid or unpaid, this Option held by the Participant shall cease to vest during such leave of absence and will resume vesting upon the Participant’s return from such leave. The original expiration date of this Option shall in no way be affected.

         (f)     Other Termination. Unless otherwise determined by the Board, if a Participant’s status with the Company or its subsidiaries terminates for any reason other than death, disability, retirement, cause or leave of absence, this Option to the extent exercisable on the date of termination or change of status may be exercised by the Participant until the earlier of three (3) months from the date of termination or change of status or the original expiration date of this Option.

5.     Withholding.

         No Shares will be issued pursuant to the exercise of this Option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this Option in accordance with the terms of Section 7(d) of the Plan.

6.     Nontransferability of Option.

         Except as specified in Section 7(a) of the Plan, this Option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this Option shall be exercisable only by the Participant.

7.     Forfeiture.

         In the event that the Participant terminates his or her employment with the Company or any of its subsidiaries for any reason whatsoever, and within twenty four (24) months if the Participant is employed in the fields of research and development, engineering, testing, strategic planning or any phase of management or within twelve (12) months if the Participant is employed in any other fields (i) accepts employment with any competitor of, or otherwise engages in competition with, the Company or (ii) attempts directly or indirectly to induce any employee of the Company to accept employment elsewhere, the Board of Directors, in its sole discretion, may require the Participant to return, or (if not received) to forfeit, to the Company the economic value of an Award which is realized or obtained (measured at the date of exercise or vesting) by such Participant during the twelve (12) months prior to the date of such Participant’s termination of employment with the Company. In addition to the forfeiture provision specified above and the termination provisions in the 2002 Stock Incentive Plan, the Company reserves the right to terminate (to the extent not previously exercised) this Option if Participant's employment is terminated without the written consent of the Company.

8.     Provisions of the Plan.

         This Option is subject to, and shall be governed by, the provisions of the Plan, a copy of which is furnished to the Participant with this Option.

         IN WITNESS WHEREOF, the Company has caused this Option to be executed by its duly authorized officer.

By:	_______________________
Mark S. Ain Chief Executive Officer

PARTICIPANT’S ACCEPTANCE

         The undersigned Participant hereby accepts this Option and agrees to the terms and conditions of the Option, this agreement and to the terms and conditions of the Plan, pursuant to which this Option was granted to the Participant. The undersigned Participant hereby acknowledges receipt of a copy of the Company’s 2002 Stock Incentive Plan.

PARTICIPANT:
_______________________________ Signature
_______________________________ Name
Print Address of Participant:
_______________________________ Street
_______________________________ City
_______________________________ State Zip/Postal Code